Exhibit 1(m)

                            BLACKROCK BOND FUND, INC.

               Articles Supplementary to Articles of Incorporation
         Increasing the Authorized Capital Stock of the Corporation and
                Reclassifying Shares of Authorized Capital Stock

      BLACKROCK BOND FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Four Billion Four Hundred Million (4,400,000,000) shares of capital stock as follows:

      Series and Classes                           Number of Authorized Shares
      ------------------                           ---------------------------
 BlackRock High Income Fund
     Investor A Common Stock                             500,000,000
     Investor B Common Stock                           1,500,000,000
     Investor C Common Stock                             200,000,000
     Investor C1 Common Stock                            200,000,000
     Institutional Common Stock                          500,000,000

 BlackRock Bond Fund
     Investor A Common Stock                             100,000,000
     Investor A1 Common Stock                             50,000,000
     Investor B Common Stock                             250,000,000
     Investor B1 Common Stock                             50,000,000
     Investor C Common Stock                             100,000,000
     Investor C1 Common Stock                            100,000,000
     Investor C2 Common Stock                             50,000,000
     Institutional Common Stock                          250,000,000
     Class R Common Stock                                250,000,000

 Intermediate Term Portfolio
     Class A Common Stock                                 50,000,000
     Class B Common Stock                                 50,000,000
     Class C Common Stock                                 50,000,000
     Class I Common Stock                                100,000,000
     Class R Common Stock                                 50,000,000

                                                Total: 4,400,000,000

      All shares of all classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Forty Million Dollars ($440,000,000).

2.    The Board of Directors of the Corporation, acting in accordance with
      Section 2-105(c) of the Maryland General Corporation Law and Article V, paragraph 7 of the Articles of Incorporation, as amended and supplemented, hereby increases the total number of authorized shares of Common Stock of the Corporation by Two Hundred Million (200,000,000) shares and designates such newly authorized shares as follows:

Series and Classes                                 Number of Authorized Shares
------------------                                 ---------------------------
BlackRock Bond Fund
    Investor B2 Common Stock                              50,000,000
    Service Common Stock                                  50,000,000
    BlackRock Common Stock                               100,000,000

                                                Total:   200,000,000

3. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Investor B2 Common Stock are as follows:

      The Investor B2 Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Investor B Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the Investor B2 Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by Investor B2 Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

4. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Service Common Stock are as follows:

      The Service Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Institutional Common Stock as of the date of these


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

      Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the Service Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by Service Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

5. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of BlackRock Common Stock are as follows:

      The BlackRock Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Institutional Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the BlackRock Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by BlackRock Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

6. After this increase in the number of authorized shares, the classification of the newly authorized shares and the renaming of the applicable issued and unissued shares of capital stock of the Corporation, the Corporation will have the authority to issue Four Billion Six Hundred Million (4,600,000,000) shares of capital stock as follows:

     Series and Classes                            Number of Authorized Shares
     ------------------                            ---------------------------
BlackRock High Income Fund
    Investor A Common Stock                              500,000,000
    Investor B Common Stock                            1,500,000,000
    Investor C Common Stock                              200,000,000
    Investor C1 Common Stock                             200,000,000
    Institutional Common Stock                           500,000,000


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

BlackRock Bond Fund
    Investor A Common Stock                              100,000,000
    Investor A1 Common Stock                              50,000,000
    Investor B Common Stock                              250,000,000
    Investor B1 Common Stock                              50,000,000
    Investor B2 Common Stock                              50,000,000
    Investor C Common Stock                              100,000,000
    Investor C1 Common Stock                             100,000,000
    Investor C2 Common Stock                              50,000,000
    Institutional Common Stock                           250,000,000
    Class R Common Stock                                 250,000,000
    Service Common Stock                                  50,000,000
    BlackRock Common Stock                               100,000,000

Intermediate Term Portfolio
    Class A Common Stock                                  50,000,000
    Class B Common Stock                                  50,000,000
    Class C Common Stock                                  50,000,000
    Class I Common Stock                                 100,000,000
    Class R Common Stock                                  50,000,000

                                             Total:    4,600,000,000

After this increase, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Sixty Million Dollars ($460,000,000).


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

IN WITNESS WHEREOF, BLACKROCK BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on , 2007.

                                                     BLACKROCK BOND FUND, INC.


                                                     By:
                                                        ------------------------
                                                        Donald C. Burke
                                                        Vice President
ATTEST:


-----------------------------------------
Alice A. Pellegrino
Secretary

      The undersigned, Vice President of BLACKROCK BOND FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated:                   , 2007                         ------------------------
                                                        Donald C. Burke
                                                        Vice President


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